MORRISON RETIREMENT PLAN

THIS INDENTURE made on the 1st day of November, 2004, by RUBY TUESDAY, INC. a corporation organized and existing under the laws of the State of Georgia (the “Primary Sponsor”);

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Morrison Retirement Plan, which was last amended and restated, under an indenture dated October 21, 1994; and

WHEREAS, the Primary Sponsor again amends and restates the Plan in its entirety, effective January 1, 2005, to reflect the First through the Seventh Amendments, respectively, including, effective July 1, 1997, the change in the Plan’s name to the MORRISON RETIREMENT PLAN;

WHEREAS, the Board of Directors previously approved the making of these modifications to the Plan as reflected herein;

WHEREAS, the provisions of the Plan, as amended and restated herein, shall apply only to Plan years beginning after December 31, 2004, and only with respect to participants who perform an Hour of Service (as defined in the Plan) in Plan years beginning after December 31, 2004, except to the extent the provisions are required to apply at an earlier date or are not required to apply until a later date to comply with applicable law.

MORRISON RESTAURANTS INC.

RETIREMENT PLAN

TABLE OF CONTENTS

PAGE
SECTION 1	DEFINITIONS	1
SECTION 2	ELIGIBILITY	12
SECTION 3	FUNDING	12
SECTION 4	DEATH BENEFITS	12
SECTION 5	RETIREMENT DATES AND RETIREMENT BENEFITS	13
SECTION 6	PAYMENT OF BENEFITS ON RETIREMENT	14
SECTION 7	PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT OR DEATH	23
SECTION 8	ADMINISTRATION OF THE PLAN	25
SECTION 9	CLAIM REVIEW PROCEDURE	27
SECTION 10	LIMITATION OF ASSIGNMENT PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS	31
SECTION 11	PROHIBITION AGAINST DIVERSION	32
SECTION 12	LIMITATION OF RIGHTS	32
SECTION 13	AMENDMENT AND TERMINATION	33
SECTION 14	PREVENTION OF DISCRIMINATION ON EARLY TERMINATION	35
SECTION 15	ADOPTION OF PLAN BY AFFILIATES	38
SECTION 16	QUALIFICATION AND RETURN OF CONTRIBUTIONS	38
SECTION 17	INCORPORATION OF SPECIAL LIMITATIONS	39
Appendix A	LIMITATION ON BENEFITS	A-1
Appendix B	TOP-HEAVY PROVISIONS	B-1
Appendix C	ACTUARIAL EQUIVALENT FACTORS	C-1

SECTION 1

DEFINITIONS

1.1          “Accrued Benefit” means an annual pension expressed in the form of a single life annuity which shall be (a) in the case of a Participant who has not reached Normal Retirement Age, the portion of the benefit to which he would be entitled at Normal Retirement Date determined pursuant to Plan Section 5, based on the years of Credited Service (or Benefit Service) completed by the Participant at the date of determination, (b) in the case of a Participant who has reached Normal Retirement Age, the Participant’s benefit determined pursuant to Plan Section 5.2 and (c) in the case of a Participant who has reached his Deferred Retirement Date, the benefit determined pursuant to Plan Section 5.3. Notwithstanding anything to the contrary contained in this Plan, no further benefit shall be accrued under this Plan on or after December 31, 1987.

1.2          “Actuarial Equivalent” means, with respect to a given benefit, any other benefit provided under the terms of the Plan which has the same present or equivalent value on the date the given benefit payment commences. Except as otherwise specified in this Section 1.2, for the purpose of establishing whether a benefit is the Actuarial Equivalent of another benefit, the present or equivalent value of benefit payments shall be determined by the use of actuarial equivalent factors adopted by the Plan Administrator, as set forth in Appendix C of the Plan and

(a)           in the case of a benefit other than in the form of a lump sum cash payment, the interest rate established by the Plan Administrator, as set forth in Appendix C to the Plan, and

(b)           for purposes of calculating the present value of, and distributing a Participant’s Accrued Benefit in the form of, a lump sum, the Actuarial Equivalent shall be determined by using an interest rate assumption equal to the rate of interest on 30-year Treasury securities for the last full month immediately preceding the first day of the Plan Year in which the date of distribution is to occur, as specified by the Commissioner of the Internal Revenue Service for that month, and by using the applicable mortality table used for purposes of satisfying the requirements of Code Section 417(e), as prescribed in Revenue Ruling 2001-62 and any successor guidance thereto.

(c)           In establishing the value of a lump sum payment, the benefit payable to a Participant commencing at his Normal Retirement Date shall be used, unless his termination of employment occurred after his Early Retirement Date in which case the benefit payable to the Participant at his Early Retirement Date shall be used.

(d)           For purposes of adjusting any benefit or limitation, as applicable, under Code Section 415(b)(2)(B) or (C) (other than adjusting any form of benefit subject to Code Section 417(e)(3)), the Actuarial Equivalent shall be determined by using an interest rate assumption equal to the greater of five percent (5%) or the interest rate assumptions set forth in Appendix C; for purposes of adjusting any limitation under Code Section 415(b)(2)(D), the Actuarial Equivalent shall be determined by using an interest rate equal to five percent (5%) per annum; for purposes of adjusting any benefit under

Code Section 415(b)(2)(B) that is subject to Code Section 417(e)(3), the Actuarial Equivalent shall be determined by using an interest rate assumption equal to the greater of the interest rate assumptions set forth in Appendix C or the rate of interest on 30-year Treasury securities for the last full month immediately preceding the first day of the Plan Year in which the date of distribution is to occur, as specified by the Commissioner of the Internal Revenue Service for that month; and for purposes of adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C) or (D) as set forth under Appendix A, the Actuarial Equivalent shall be determined by using the mortality table in effect as of the applicable determination date as prescribed in Revenue Ruling 200 1-62 and any successor guidance thereto.

1.3          “Actuary” means an actuary, enrolled by the Joint Board for the Enrollment of Actuaries, selected by the Primary Sponsor to provide actuarial services for the Plan.

1.4          “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.5          “Anniversary Date” means the first day of each Plan Year.

1.6          “Annual Compensation” means the amount paid to an Employee by a Plan Sponsor (and Affiliates for purposes of Appendix B hereto) during a calendar year as wages, salaries and other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of percentage of profits, tips, bonuses and overtime), to the extent not in excess of the Annual Compensation Limit. Income from sources outside the United States otherwise excluded from gross income under Code Section 911 shall be included in Annual Compensation. Annual Compensation does not include contributions to this Plan or any other pension plan to which a Plan Sponsor contributes directly or indirectly, deferred compensation, stock options, and other amounts which receive special tax benefits. Notwithstanding the above, Annual Compensation shall be determined as follows:

(a)           [RESERVED]

(b)           for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Section 125, 132(f)(4), 402(e)(3), 402(h) or 457 of the Code;

(c)           for purposes of Plan Section 5, no Annual Compensation paid after December 31, 1987, shall be taken into account; and

(d)          notwithstanding any other provision of the Plan to the contrary, if Annual Compensation for any prior determination period is taken into account in determining a Participant’s benefit accruing in a Plan Year commencing on or after January 1, 1994, the Annual Compensation for that prior determination period shall be subject to the Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the Annual Compensation Limit shall be deemed to be $150,000.

1.7          “Annual Compensation Limit” means $200,000, which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury. In determining any benefit accruals in Plan Years beginning after June 30, 2002, the Annual Compensation Limit for Plan Years beginning before July 1, 2002, shall be the dollar amount as previously in effect under Code Section 401(a)(17), as modified by Plan Section 1.6(d).

1.7A “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant’s Disability made pursuant to Plan Section 9.4.

1.8          “Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator, provided that, if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means (a) the Participant’s spouse or (b) if no spouse is alive, the Participant’s surviving children or (c) if no children are alive, the Participant’s parent or parents, or (d) if no parent is alive, the legal representative of Participant’s estate. The spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust, and the spouse’s consent acknowledges the effect of the election and is witnessed by a notary public. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent a specific beneficiary and a specific optional form of benefit and that the spouse voluntarily relinquishes both of these rights. The spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within meaning of local law) unless a qualified domestic relations order (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse’s legal guardian shall be deemed to be consent by the spouse. For purpose of this Section 1.8, an individual shall be the spouse of a Participant only if the individual was married to the Participant during the one year period ending on the earlier of the Participant’s death or the date on which payment of benefits commences.

1.9          “Break in Service” means the failure of an Employee, in connection with a termination of employment other than by reason of death or attainment of a Retirement Date, to complete more than 500 Hours of Service in any calendar year.

1.10	“Code” means the Internal Revenue Code of 1986, as amended.

1.11        “Credited Service” means (a) a year or a fractional part thereof, prior to July 1, 1985, for which a Participant received credit towards pension benefits in accordance with the applicable provisions of the Plan in effect before July 1, 1985 and (b) each calendar year on or after July 1, 1985 during which an Employee has completed no less than 1,000 Hours of Service. In the event an Employee becomes a Participant or resumes active participation on other than January 1, following a period of authorized leave of absence not exceeding 24 months or a Break in Service or in the event a Participant retires or otherwise terminates employment on other than December 31, he shall receive Credited Service for such calendar year regardless of whether he has completed 1,000 Hours of Service during such calendar year.

Notwithstanding anything to the contrary contained in the Plan, no Credited Service shall be granted to a Participant for any period of employment with a Plan Sponsor or Affiliate on or after December 31, 1987.

1.12        “Deferred Retirement Date” means the first day of the month coinciding with or next following the earlier of the date subsequent to the Participant’s Normal Retirement Age (a) on which a Participant actually retires or (b) on which his employment ceases to be substantial. For this purpose, a Participant’s employment will be substantial if he performs forty or more Hours of Service (except for Hours of Service credited as a result of back pay) in a calendar month.

1.13        “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.14        “Disability” means a physical or mental condition arising after the original date of employment of the Participant which totally and permanently prevents the Participant from engaging in any gainful occupation or employment with a Plan Sponsor. The determination as to whether a Participant is totally and permanently disabled shall be made by the Plan Administrator based (a) on medical evidence by a licensed physician designated by the Plan Administrator; (b) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by the Plan Sponsor; or (c) on evidence that the Participant is eligible for disability benefits under the Social Security Act.

1.15        “Disability Retirement Date” means the first day of the calendar month coinciding with or next following the date the Participant attains age 65.

1.16        “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse.

1.17        “Early Retirement Age” means the date on which the Participant has attained age 55 and has completed five (5) years of Credited Service.

1.18        “Early Retirement Date” means the first day of the calendar month coinciding with or next following the date the Participant retires after reaching his Early Retirement Age but prior to his Normal Retirement Date.

1.19	“Effective Date” means July 1, 1989.

1.20        “Eligibility Service” means the completion by an Employee of no less than 1,000 Hours of Service in the twelve-consecutive-month period beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment with a Plan Sponsor, or, in the event an Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, the completion of no less than 1,000 Hours of Service in any calendar year thereafter, including the calendar year which includes the first anniversary of the date the Employee first performed an Hour of Service upon his employment or reemployment. Notwithstanding anything contained herein to the contrary, Eligibility Service shall not include:

(a)           in the case of a Participant who has a Break in Service, all years prior to the calendar year in which the Break in Service commences which would otherwise constitute Eligibility Service until the Employee completes one year of Eligibility Service subsequent to his date of reemployment; and

(b)           in the case of a Participant who does not have any vested rights under Plan Section 7, all service during calendar years which would otherwise constitute Eligibility Service before the calendar year in which the first of five consecutive Breaks in Service commences if the number of consecutive calendar years in which the Participant incurs a Break in Service equals or exceeds the greater of five or the prior aggregate number of the calendar years before the calendar year in which the Break in Service commenced.

1.21        “Eligible Employee” means any Employee of a Plan Sponsor other than an Employee (a) who is covered by a collective bargaining agreement between a union and a Plan Sponsor provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides that the Employee shall be eligible to participate in the Plan, (b) a leased employee within the meaning of Code Section 414(n)(2), or (c) any other individual who is deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.22        “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a)	an individual retirement account described in Code Section 408(a);
(b)	an individual retirement annuity described in Code Section 408(b);

(c)         an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b);

(d)	a qualified trust described in Code Section 401(a); or

(e)         an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan.

Effective for distributions after December 31, 2005, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.

1.23        “Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s Accrued Benefit, except that an Eligible Rollover Distribution does not include:

(a)           any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(b)           any distribution to the extent such distribution is required under Code Section 401(a)(9);

(c)           any distribution which is made upon the hardship of the Employee; and

(d)           except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities).

“Eligible Rollover Distribution” shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(1)           an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(2)           a qualified trust as described in Code Section 401(a) but only to the extent that

(A)          the distribution is made in a direct trustee-to-trustee transfer;

(B)          the transferee plan is a defined contribution plan; and

(C)          the transferee plan agrees to separately account for amounts transferred (including a separate accounting for the portion of the distribution which is includable in income and the portion which is not includable in income).

1.24        “Employee” means (a) any person who is employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act, who is a leased employee within the meaning of Code Section 414(n)(2) with respect to a Plan Sponsor, or who is deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

1.25        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.26        “Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

1.27        “Fund” means the amount of the cash and other property held by the Trustee pursuant to the Plan.

1.28	“Hour of Service” means:

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

(b)           Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, and such hours shall be credited in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable.

(c)           Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (d).

(d)           Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for a child for a period immediately following its birth or placement. The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in a year solely because of the credit, or (B), in any other case, in the next following computation period. In no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or an Affiliate.

(e)           In the case of Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one days which extends beyond one computation period, all such Hours of Service may be credited to either the first or second computation period.

(f)            Hours of Service for hourly paid Employees shall be determined from the records of hours worked or hours for which payment is made or owing.

(g)           Hours of Service for Employees other than hourly Employees shall be determined on the assumption that each Employee has completed one hundred ninety (190) Hours of Service during each month he would be required to be credited with at least one (1) Hour of Service during such month.

(h)           Without duplication of Hours of Service counted pursuant to Subsection (d) hereof and solely for purposes as required by the Family and Medical Leave Act of 1993 and the regulations thereunder (the ‘Act’), each hour (as determined pursuant to the Act) for which an Employee is granted leave under the Act (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s spouse, child or parent with a serious health condition or (4) for a serious health condition that makes the Employee unable to perform the functions of Employee’s job.

(i)             For purposes of determining an Employee’s eligibility to participate and vesting, Hours of Service shall include Hours of Service with a company heretofore or hereafter merged or consolidated or otherwise absorbed by a Plan Sponsor, or all or a substantial part of whose assets or business have been or shall be acquired by a Plan Sponsor (hereafter a “Predecessor Company”):

(1)           if a Plan Sponsor continues to maintain a pension plan of such Predecessor Company; or

(2)           if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with a Plan Sponsor under regulations prescribed by the Secretary of the Treasury; or

(3)           if, and to the extent, granted by the board of directors of a Plan Sponsor in its sole discretion effected on a non-discriminatory basis as to all persons similarly situated consistent with Code Section 401(a)(4) and the Treasury Regulations promulgated thereunder.

(j)           For purposes of determining a Participant’s benefit, Hours of Service may also include Hours of Service with a Predecessor Company to the extent granted by the board of directors of the Primary Sponsor in its sole discretion, effected on a non-discriminatory basis as to all persons similarly situated consistent with Code Section 401(a)(4) and the Treasury Regulations promulgated thereunder.

(k)           Effective December 12, 1994, Hours of Service will be credited with respect to qualified military service in accordance with Code Section 414(u) and applicable Treasury regulations promulgated thereunder.

1.29        “Investment Committee” means a committee which may be established to direct the Trustee with respect to investments of the Fund.

1.30        “Investment Manager” means a Fiduciary, other than the Trustee, the Plan Administrator or a Plan Sponsor, which may be appointed by the Primary Sponsor:

(a)           who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

(b)           who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank as defined in that Act; or (3) is an insurance company qualified to perform services described in Subsection (a) of this Section under the laws of more than one state; and

(c)           who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.31	“Named Fiduciary” means only the following:
(a)	the Plan Administrator;
(b)	the Trustee;
(c)	the Investment Committee;
(d)	the Investment Manager; and
(e)	the Appeals Fiduciary.
1.32	“Normal Fund Payment” means:

(a)           In the case of a Participant who is not married on the date payments to the Participant are to commence under the terms of the Plan, a single life annuity, payable in monthly installments;

(b)           In the case of a Participant who is married on the date payments are to commence under the terms of the Plan, a joint and survivor annuity, payable in monthly installments, which is an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his spouse and which is the Actuarial Equivalent of a single life annuity;

(c)           In the case of a Participant who dies while married before payments are to commence under the terms of the Plan, an immediate single life annuity, payable in monthly installments for the life of his spouse, which is fifty percent (50%) of the amount of the annuity which would have been payable during the joint lives of the Participant and his spouse and which is the Actuarial Equivalent of a single life annuity if:

(1)           In the case of a Participant who dies on or after the date on which the Participant attains the earliest retirement age under the Plan, the Participant had retired with a Normal Fund Payment on the date of his death; or

(2)           In the case of a Participant who dies before the date on which the Participant would have attained the earliest retirement age under the Plan, the Participant had:

(A)          Separated from service on his date of death (unless the Participant had earlier separated from service);

(B)          Survived to the earliest retirement age under the Plan;

(C)          Retired with a Normal Fund Payment at the earliest retirement age under the Plan; and

(D)          Died on the day after the date on which he would have attained the earliest retirement age under the Plan.

(d)           Notwithstanding anything contained in this Section, if the Actuarial Equivalent of the Participant’s vested Accrued Benefit, expressed as a lump sum payment, is $5,000 or less, a lump sum payment in cash.

Effective March 27, 2005, in the event of a mandatory distribution made on or after March 28, 2005, greater than $1,000, if the Participant does not elect, in accordance with Plan sections 6.2(d) and 6.2(e), to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover, or consent to receive the distribution directly, then the Plan Administrator may elect to leave the Participant’s Accrued Benefit in the Plan until the earlier of (i) the Participant’s Normal Retirement Date, or (ii) the time the Plan Administrator pays the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

Any annuity may be purchased from an insurance company designated by the Plan Administrator in writing to the Trustee, and may be distributed to the Participant, his spouse or his Beneficiary, as the case may be. The distribution shall be in full satisfaction of the benefits to which the Participant, his spouse or his Beneficiary is entitled under the Plan.

1.33        “Normal Retirement Age” means the date on which the Participant has attained age 65 and has completed five (5) years of Credited Service, or in the case of an Employee who becomes a Participant after age 60, the fifth anniversary of the date on which he becomes a Participant.

1.34        “Normal Retirement Date” means the first day of the month coinciding with or next following the date on which a Participant attains Normal Retirement Age and actually retires.

1.35        “Participant” means any Employee or former Employee who has become a participant pursuant to Plan Section 2 and who has not received a full distribution from the Plan of his Accrued Benefit.

1.36        “PBGC” means the Pension Benefit Guaranty Corporation.

1.36A      “Plan” means the Morrison Retirement Plan.

1.37        “Plan Administrator” means the Primary Sponsor or any person designated by the Primary Sponsor to serve in this capacity.

1.38        “Plan Sponsor” means individually the Primary Sponsor and each Affiliate or other entity which has adopted the Plan.

1.39        “Plan Year” means the period commencing July 1 and ending June 30 each Year.

1.39A	“Primary Sponsor” means Ruby Tuesday, Inc. or its successor in interest.

1.40        “Retirement Date” means Normal Retirement Date, Early Retirement Date, Deferred Retirement Date or Disability Retirement Date.

1.41        “Social Security-Maximum Taxable Wage Base” means the maximum taxable wage base under Code Section 3121(a)(1) as of the Participant’s termination of employment expressed as an annual amount.

1.42	[RESERVED]

1.43        “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund.

1.44	“Trustee” means the trustee under the Trust.

1.45        “Vesting Service” means each calendar year during which an Employee has completed no less than 1,000 Hours of Service. Notwithstanding anything contained herein to the contrary, Vesting Service shall not include service in years prior to the calendar year in which the Employee attained age 18.

SECTION 2

ELIGIBILITY

2.1          Each former Participant who is vested in all or a portion of his Accrued Benefit and who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment.

2.2          Each other Eligible Employee shall become a Participant as of the January 1 or the July 1 following the later of (a) the date on which the Employee completes his Eligibility Service or (b) attains age 21.

2.3          Notwithstanding the foregoing Sections 2.1 and 2.2, an Eligible Employee who is not a Participant in the Plan on December 31, 1987 shall not become a Participant thereafter.

SECTION 3

FUNDING

3.1          (a)           Each Plan Sponsor shall contribute to the Fund such amounts as are determined by the Actuary to be necessary to fund the benefits provided under the Plan. For this purpose, the Plan Administrator shall establish a funding standard account for the Plan, which shall be maintained by the Actuary, who will be responsible for seeing that such account meets the funding requirements described in ERISA Section 302 and Section 412 of the Code.

(b)           All forfeitures arising under the Plan shall be used to reduce the cost of the Plan and shall not be used to increase any benefits payable under the Plan.

3.2          No contributions by Participants shall be required or permitted under the Plan.

SECTION 4

DEATH BENEFITS

4.1          Upon the death of a Participant who is receiving payment in the form of a Normal Fund Payment under Plan Section 1.32(b), or who is receiving an alternate form of payment under Plan Section 6.2(b), the Beneficiary or joint annuitant shall receive any benefit which is then payable to the Beneficiary or joint annuitant.

4.2          If the Participant dies while married after becoming vested pursuant to Plan Section 8.2 but before the commencement of payments under the Plan, the Participant’s surviving spouse shall receive as a death benefit a Normal Fund Payment described under Plan Section 1.32(c).

4.3          Any benefit payable under this Section 4 shall be paid in accordance with the provisions of Plan Section 6 or Section 8, whichever is applicable, after receipt by the Trustee from the Plan Administrator of due notice of the death of the Participant.

SECTION 5

RETIREMENT DATES AND RETIREMENT BENEFITS

5.1          Early Retirement Date. Each Participant who reaches his Early Retirement Age while an Employee shall be entitled to retire as of that date. A pension shall be payable to the Participant as of his Early Retirement Date which shall be determined in a similar manner as the pension payable pursuant to Plan Section 5.2 is determined, but based on his years of Credited Service (and Benefit Service) as of his Early Retirement Date. Such pension shall commence on either (a) his Early Retirement Date or on the first day of any month thereafter, as selected by the Participant, in which event such pension shall be reduced by the applicable factors pursuant to Plan Section 1.2 for each year by which the commencement of such pension precedes the Participant’s Normal Retirement Date; or (b) his Normal Retirement Date. The pension shall be payable pursuant to Plan Section 6.

5.2          Normal Retirement. Each Participant who reaches his Normal Retirement Age while an Employee shall be entitled to retire as of that date. A pension shall be payable to a Participant as of his Normal Retirement Date which shall be the sum of his Future Service Retirement Income as determined pursuant to Subsection (a) of this Section and his Past Service Retirement Income as determined pursuant to Subsection (b) of this Section. The pension shall be payable pursuant to Plan Section 6.

(a)           Subject to the provisions of Plan Section 1.1, for each year of Credited Service commencing on or after January 1, 1986 and prior to his Normal Retirement Date, a Participant’s Future Service Retirement Income shall be an annual amount equal to the sum of (1) .25% of the Participant’s Annual Compensation not in excess of the Social Security Maximum Taxable Wage Base and (2) 1.25% of the Participant’s Annual Compensation in excess of the Social Security Maximum Taxable Wage Base. In no event will the pension payable hereunder be less than thirty-six dollars ($36.00) multiplied by the Participant’s years of Credited Service commencing on or after January 1, 1986.

(b)           The annual Past Service Retirement Income of a Participant as of January 1, 1986 shall be equal to the greatest of the following:

(1)           the sum of (A) .25% of the Participant’s High Five-Year Average Compensation which is not in excess of $14,400 and (B) 1.25% of the High Five-Year Average Compensation in excess of $14,400, both multiplied by the Participant’s years of Benefit Service (as defined below) as of January 1, 1986.

(2)           Thirty-six dollars ($36.00) multiplied by the Participant’s years of Benefit Service as of January 1, 1986.

(3)           The retirement income the Participant had accrued as of January 1, 1986 under the provisions of the Plan in effect as of that date.

For purposes of this Section 5.2(b), a Participant’s High Five-Year Average Compensation shall mean the annual average of a Participant’s total compensation (including

Annual Compensation, overtime, and bonuses but excluding non-recurring components of compensation identified by the board of directors of the Primary Sponsor) for the five consecutive calendar years beginning in 1976 during which the Participant participated in the Plan which produces the highest average, or if the Participant has less than five years of Plan participation as of January 1, 1986, any lesser number of consecutive calendar years in which the Participant participated in the Plan. “Benefit Service” shall mean completed calendar years of service and calendar months of service until January 1, 1986.

5.3          Deferred Retirement. A Participant may remain an Employee after his Normal Retirement Age. The pension payable to a Participant who retires as of his Deferred Retirement Date shall be determined in a similar manner as the pension payable pursuant to Section 5.2 of the Plan is determined but based on his years of Credited Service (and Benefit Service) as of his Deferred Retirement Date. The pension shall commence as of his Deferred Retirement Date, and shall be payable in accordance with Plan Section 6.

5.4          Disability Retirement. If a Participant shall become subject to a Disability while in the employ of a Plan Sponsor, the Participant shall be entitled to receive a pension commencing as of his Disability Retirement Date. The pension payable under this Section 5.4 shall be determined in a similar manner as the pension paid pursuant to Section 5.2 is determined. However, during the period the Participant receives a Social Security disability benefit, the Participant shall accrue an additional pension pursuant to Section 5.2(b) based on the assumptions that (1) the rate of his total compensation within the meaning of Plan Section 5.2(b) during the period of Disability is the same as was in effect on the date his Disability commenced, and (2) the Participant completed 190 Hours of Service during each month of Disability. Such pension shall be payable pursuant to Plan Section 6. If prior to his Normal Retirement Date a Participant ceases to be subject to a Disability at any time after his Early Retirement Date and does not resume active employment with a Plan Sponsor, he shall be entitled to receive a pension commencing on the first day of the month following the date on which he ceases to be subject to a Disability. The amount payable shall be determined in a similar manner as the pension paid pursuant to Plan Section 5.1 is determined, but based on the pension he had accrued on the date he ceased to be subject to a Disability. If a Participant ceases to be subject to a Disability before his Early Retirement Date, but after he has completed at least five (5) years of Vesting Service, he shall be entitled to receive a pension determined in a similar manner as the pension paid pursuant to Plan Section 7 is determined, but based on the pension he has accrued as of the date he ceased to be subject to a Disability.

SECTION 6

PAYMENT OF BENEFITS ON RETIREMENT

6.1          The Accrued Benefit of a Participant who has attained his Retirement Date or has attained Normal Retirement Age shall become fully vested. As of a Participant’s Retirement Date, he shall be entitled to his Accrued Benefit which shall be paid in accordance with this Plan Section 6. Payments to a Participant shall commence no later than sixty (60) days after the end of the Plan Year in which the Participant’s Normal Retirement Date or Deferred Retirement Date occurs; provided, however, if the amount of the payment required to commence on a given date cannot be ascertained by that date, payment shall commence retroactively to that date and shall commence no later than sixty (60) days after the earliest date on which the amount of the payment can be ascertained under the Plan. A Participant who attains Normal Retirement Age but who has not terminated employment may request that payment of his Accrued Benefit commence as of the first day, of any month following the date the Participant attains his Normal Retirement Age.

6.2          (a) Any pension payable pursuant to the Plan shall be in the form of a Normal Fund Payment unless the Actuarial Equivalent of the Participant’s vested Accrued Benefit, expressed as a lump sum payment, exceeds $5,000 at the time he or his Beneficiary is entitled to the commencement of payments and he elects, during the applicable election period, not to receive the Normal Fund Payment by execution and delivery to the Plan Administrator of a form provided for that purpose by the Plan Administrator. For purposes of this Section, the term “applicable election period” shall mean, with respect to a Normal Fund Payment described in Subsection (a) or (b) of Plan Section 1.32, the 90-day period ending on the first date on which the Participant is entitled to payment, and with respect to a Normal Fund Payment described in Subsection (c) of Plan Section 1.32, the period which begins on the first day of the Plan Year during which an Eligible Employee becomes a Participant and which ends on the Participant’s death. In the case of a married Participant, no election shall be effective unless spousal consent is obtained in accordance with the provisions of Plan Section 1.8.

If an election is made, the Participant’s Accrued Benefit shall be paid in the form set forth in Subsection (b) of this Section chosen by the Participant by written instrument delivered to the Plan Administrator prior to the date payments are otherwise to commence. Any waiver of a Normal Fund Payment under this Subsection (a), made prior to the first day of the Plan Year in which the Participant attains age 35 shall become invalid as of the first day of the Plan Year in which the Participant attains age 35, and provisions of this Subsection (a) shall apply unless a new waiver is obtained.

(b)	The alternate forms of payment are:

(1)           In the case of a Participant who retires as of his Early Retirement Date, a life annuity providing for monthly payments for the life of the Participant which shall be payable in a greater amount or in full during the period before he becomes eligible for his old age Social Security benefits and, if applicable, a reduced amount after he becomes eligible for old age Social Security benefits. The adjusted pension to which the Participant is entitled under the Plan and under Social Security shall be as uniform as possible before and after the Participant becomes eligible for old age Social Security benefits;

(2)           A 100/50 percent joint and survivor annuity, providing for monthly payments, the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit as of the date on which he is entitled to commencement of payment. This is an actuarially reduced pension payable to and during the lifetime of the Participant with the provision that, after his death, a pension equal to fifty percent (50%) of his reduced pension shall be payable to and during the lifetime of the joint annuitant selected by the Participant;

(3)          A 100/75 percent joint and survivor annuity providing for monthly payments, the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit as of the date on which he is entitled to the commencement of payment. This is an actuarially reduced pension payable to and during the lifetime of the Participant with the provision that, after his death, a pension equal to seventy-five percent (75%) of his reduced pension shall be payable to and during the lifetime of the joint annuitant selected by the Participant;

(4)           A 100/100 percent joint and survivor annuity providing for monthly payments, the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit on the date on which he is entitled to commencement of payment. This is an actuarially reduced pension payable to and during the lifetime of the Participant with the provision that after his death a pension at the rate of one hundred percent (100%) of his reduced pension shall be payable to and during the lifetime of the joint annuitant selected by the Participant; and

(5)           A life annuity providing for monthly payments for the life of the Participant with a guaranteed term certain of ten (10) or twenty (20) years as specified by the Participant the value of which shall be the Actuarial Equivalent of the Participant’s Accrued Benefit as of the date on which he is entitled to commencement of payment.

If a Participant dies before expiration of the guaranteed period certain, payment shall be continued to a Beneficiary who may elect to receive a single lump sum payment. If the Beneficiary should die after having received at least one payment, any further payments shall be made to any alternate Beneficiary designated by the Participant, or in the absence of a surviving alternate Beneficiary, to the estate of the last surviving Beneficiary, in a single lump sum.

(c)           The election of an alternate form of payment under Subsection (b)(2), (3) or (4) shall be invalid if the Participant or his joint annuitant dies before the date on which the monthly payments are to commence. The election of the alternate form of payment under Subsection (b)(5) shall be invalid if the Participant dies before the date on which the monthly payments are to commence.

(d)           The Plan Administrator shall furnish to the Participant a written explanation of:

(1)           the terms and conditions of the Normal Fund Payment, including a general description of the conditions and eligibility and other material features of the alternate forms of payment under the Plan,

(2)           the Participant’s right to make, and the effect of, an election not to receive the Normal Fund Payment, including a general description of the conditions of eligibility and other material features of the alternate forms of payment under the Plan,

(3)          the rights of the Participant’s spouse as described in Subsection (a) of this Section, and

(4)           the right to make, and the effect of, a revocation of an election pursuant to this Section.

(e)           In the case of a Normal Fund Payment described in subsection (a) or (b) of Plan Section 1.32, the written explanation shall be provided to the Participant not more than 90 days prior to the first date on which he is entitled to payment and not less than 30 days prior to such date, provided that if:

(1)           the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option; and

(2)           the Participant and, if spousal consent is otherwise required by the provisions of this Plan, the spouse of the Participant, after receiving the notice, affirmatively waive the 30-day period;

then the distribution may be made as soon as practicable but no sooner than the eighth day after the explanation is provided to the Participant.

In the case of a Normal Fund Payment described in Subsection (c) of Plan Section 1.32, the written explanation shall be provided to the Participant in whichever of the following periods ends last:

(3)           the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(4)           the period beginning one year before and ending one year after the Employee first becomes a Participant; or

(5)           the period beginning one year before and ending one year after the provisions of this Subsection become applicable to the Participant.

In the case of a Participant who separates from service before attaining age 35, the written explanation shall be provided in the period beginning one year before and ending one year after separation from service occurs.

(f)            The Participant may revoke any election not to receive payment in the form of a Normal Fund Payment at any time prior to commencement of payments, and may make a new election at any time prior to the commencement of payments.

6.3          Notwithstanding any other provision of the Plan to the contrary, if the Actuarial Equivalent of a Participant’s vested Accrued Benefit exceeds $5,000, it shall not be distributed prior to the Participant’s Normal Retirement Age without the written consent of the Participant and, if the Participant is married, his spouse (or if the Participant is deceased, his surviving spouse).

Effective March 27, 2005, however, in the event of a mandatory distribution made on or after March 28, 2005, greater than $1,000, if the Participant does not elect, in accordance with Plan sections 6.2(d) and 6.2(e), to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover, or consent to receive the distribution directly, then the Plan Administrator may elect to leave the Participant’s Accrued Benefit in the Plan until the earlier of (i) the Participant Normal Retirement Date, or (ii) the time the Plan Administrator pays the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

6.4          Payments under the Normal Fund Payment shall be determined according to the amount of the Accrued Benefit of the Participant on the date on which the Participant is entitled to commencement of payments.

6.5          The benefits payable to a Participant or his Beneficiary shall be actuarially adjusted to reflect any benefits which such Participant received by reason of any previous participation in the Plan.

6.6	Notwithstanding any other provisions of the Plan,

(a)           Prior to the death of a Participant, all retirement payments hereunder shall --

(1)           be distributed to the Participant not later than the required beginning date (as defined below) or,

(2)           be distributed, commencing not later than the required beginning date (as defined below) --

(A)          in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the Participant or over the lives of the Participant and his designated individual Beneficiary, if any, or

(B)          in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated individual Beneficiary, if any.

(b)	(1)	If --

(A)          the distribution of a Participant’s retirement payments have begun in accordance with Subsection (a)(2) of this Section, and

(B)          the Participant dies before his entire vested Accrued Benefit has been distributed to him, then the remaining portion of his vested Accrued Benefit shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

(2)           If a Participant dies before the commencement of retirement payments hereunder, the entire interest of the Participant shall be distributed within five (5) years after his death.

(3)	If --

(A)          any portion of a Participant’s benefit is payable to or for the benefit of the Participant’s designated individual Beneficiary, if any,

(B)          that portion is to be distributed, in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, and

(C)          the distributions begin not later than one (1) year after the date of the Participant’s death or any later date as the Secretary of the Treasury may by regulations prescribe, then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

(4)           If the designated individual Beneficiary referred to in Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Participant, then --

(A)          the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection (b) shall not be earlier than the date on which the Participant would have attained age 70-1/2, and

(B)          if the surviving spouse dies before the distributions to the spouse begin, this Subsection (b) shall be applied as if the surviving spouse were the Participant.

(c)           For purposes of this Section, the term `required beginning date’ means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that, in the case of a person described in Section 1(9.2)(3) of Appendix B, the term `required beginning date’ shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70½. Notwithstanding the foregoing, with respect to a Participant who attains age 70½ prior to January 1, 2001, the Participant (other than a Participant described in Section 1(9.2)(3) of Appendix B) may elect to receive future distributions in accordance with this Subsection (c) as in effect prior to January 1, 2001, unless the Participant elects to defer future distributions in accordance with the foregoing provisions of this Subsection (c).

(d)          Distributions will be made in accordance with the requirements of Code Section 401(a)(9), including the minimum distribution incidental benefit requirements. Notwithstanding the foregoing, effective January 1, 2003, any distributions pursuant to Code Section 401(a)(9) shall be administered in accordance with the requirements of Appendix D hereto.

6.7          (a)           For purposes of Sections 6 and 8, if a Participant is reemployed by a Plan Sponsor after the payment of his pension has commenced or if the Participant continues to be employed by a Plan Sponsor after his Normal Retirement Date, the payment of that portion of his pension attributable to contributions by Plan Sponsors shall be suspended for each month during which he performs substantial service for a Plan Sponsor. For purposes of this Section, a Participant will be deemed to perform substantial service for a month if he receives payment for services performed for any Plan Sponsor on eight (8) or more days during the month, including payments which were made for reasons other than the performance of duties.

(b)           The payment of a pension which has been suspended shall resume no later than the first day of the third calendar month after the month in which the Participant ceases to perform substantial service for a Plan Sponsor. Upon resumption, the initial payment shall include the amount of the payment owed for the calendar month of resumption and any amounts which were withheld during the period between the cessation of the performance of substantial service by the Participant and the resumption of payment, reduced by any offsets described in Subsection (c) of this Section. Although resumed benefits generally shall not be actuarially adjusted to reflect the suspended benefits, a Participant shall receive a pension upon resumption which shall be no less than the Actuarial Equivalent of the benefits, if any, payable under Section 2 of Appendix B to the Plan.

(c)           Upon resuming payment of a pension under Subsection (b) of this Section, there shall be deducted or offset from the payments an amount equal to any payments made by the Plan to the Participant for any months during which the Participant performed substantial service for a Plan Sponsor, provided that the amount of the deduction or offset shall not exceed in any one month 25% of that month’s retirement benefit payment which would have been due and owing to the Participant, except that the initial payment made upon the resumption of benefit payments shall be subject to deduction or offset without limitation.

(d)           The payment of a pension shall not be suspended as provided in Subsection (a) of this Section unless the Plan Administrator notifies the Participant of the suspension by personal delivery or first class mail during the first calendar month in which payments are to be suspended. The notification shall contain a description of the specific reasons why payments is being suspended, a general description of the provisions of the Plan relating to the suspension of benefits and a copy of those provisions, a statement to the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations and a statement that the Participant may employ the claims procedures described in Plan Section 10 in order to obtain a review by the Plan Administrator of its decision to suspend payment. If a reduction or offset is to be made to a Participant’s pension under Subsection (c) of this Section, the notification shall also describe the periods of employment with respect to which payments were previously made from the Plan and during which the Participant performed substantial service for a Plan Sponsor, the amount of pension subject to reduction or offset and the manner in which the Plan intends to reduce or offset the retirement benefit.

(e)           A Participant who is receiving a pension must notify the Plan Administrator of any employment, and in connection therewith the Plan Administrator shall be entitled to request from the Participant any reasonable information which the Plan Administrator deems necessary to verify whether or not the Participant is employed. The Plan Administrator may, at any times and at any frequency as it deems reasonable, require any Participant who is receiving a pension, as a condition to receiving any future pension payments, to certify to the Plan Administrator in writing that he is unemployed or to provide information sufficient to establish that he is not performing substantial service for any Plan Sponsor. If the Plan Administrator becomes aware that a Participant who is receiving a pension from the Plan is employed and is performing substantial service in a month for a Plan Sponsor and has not notified the Plan Sponsor of that employment, the Plan Administrator shall be entitled, unless it is unreasonable under the circumstances to do so, to assume that the Participant has performed substantial service for that month.

(f)            A Participant who is receiving a pension shall be entitled to request the Plan Administrator to determine whether any specific contemplated employment for a Plan Sponsor by the Participant will constitute substantial service. Any request shall be treated as a claim for benefits under Plan Section 10, and accordingly the Participant shall be required to follow the claims procedure described in Plan Section 10 in presenting a request.

(g)           In order to be entitled to the resumption of payment of a pension, the Participant must notify the Plan Administrator in writing that he has ceased to perform substantial service. The notification by the Plan Administrator which is described in Subsection (d) of this Section shall describe the procedure which the Participant must follow in notifying the Plan Administrator that he has ceased to perform substantial service for a Plan Sponsor and shall include the forms which the Participant must file with the Plan Administrator in connection therewith.

(h)           If a Participant, the payment of whose pension has been suspended, resumes employment with a Plan Sponsor, his pension shall be recomputed upon his subsequent retirement to reflect payments previously paid to him.

(i)             The provisions of this Section 6.7 shall be given no effect until implemented by written action of the Plan Administrator and, in that event, shall be applied prospectively only.

6.8          Notwithstanding anything contained to the contrary in this Section 6, the annual payments to a Participant who is among the 25 active or former Highly Compensated Employees

(within the meaning of Code Section 414(q)) who receive during their most recent year of employment with a Plan Sponsor or any prior year the greatest Annual Compensation (determined without regard to the Annual Compensation Limit) shall not exceed an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and the Participant’s other benefits. The restrictions of this Section 6.8 will not apply, however, if:

(a)           after payment to a Participant described in this Section of all benefits payable to that Participant under the Plan, the value of the assets of the Fund equals or exceeds 110% of the value of the Plan’s current liabilities, as defined in Code Section 412(1)(7);

(b)           the value of the benefits described in Subsection (c) of this Section for a Participant described in this Section 6.8 is less than one percent (1%) of the value of the Plan’s current liabilities before such distribution, as defined in Code Section 412(l)(7); or

(c)           the value of all benefits under the Plan payable to a Participant described in this Section does not exceed the amount described in Code Section 411(a)(11)(A).

For purposes of this Section, the term “other benefits” includes loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the Participant’s life which is payable from the Plan. In the event of a termination of the Plan in accordance with Plan Section 13, the benefits payable to any active or former Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

The provisions of this Section 6.8 become effective January 1, 1991.

6.9          Effective January 1, 1993, notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 6, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. An Eligible Rollover Distribution to which Code Sections 401(a)(11) and 417 do not apply may commence as soon as practicable but no sooner than the eighth day after the notice required by Treasury Regulations Section 1.411 (a)-11(c) is given, provided that:

(a)           the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and a particular distribution option; and

(b)          the Distributee and, if spousal consent is otherwise required by the provisions of this Plan, the spouse of the Distributee, after receiving the notice, affirmatively waive the 30-day period.

SECTION 7

PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT OR DEATH

7.1          Transfer of a Participant from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment of the Participant. For purposes of this Section only, Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. shall be deemed to be Affiliates of the Primary Sponsor from and after the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Primary Sponsor.

7.2          If a Participant ceases to be an Employee for any reason other than the attainment of Retirement Date, he, or his surviving spouse, shall be entitled to receive that portion of his Accrued Benefit in which he is vested as of his termination of employment according to the following vesting schedule:

Full Years of Vesting Service	Percentage Vested
Less than Five	0%
Five or more	100%

The pension payable to a Participant, or his surviving spouse, shall be determined in a similar manner as the pension payable pursuant to Plan Section 5.2 is determined but based on his years of Credited Service (and Benefit Service) as of his termination of employment. Such pension shall commence on what would have been his Normal Retirement Date, except that the pension payable to a Participant or his surviving spouse, who consents to payment prior to what would have been his Normal Retirement Date shall commence upon, or any time after, what would have been his Early Retirement Date, reduced by the applicable factors pursuant to Plan Section 1.2 for each year by which the commencement of such pension precedes the Participant’s Normal Retirement Date. Notwithstanding the foregoing, if the present value Actuarial Equivalent of a Participant’s vested Accrued Benefit is $5,000 or less, payment shall be made with a reasonable period of time after the end of the Plan Year in which the Participant’s termination of employment occurs. The pension shall be payable pursuant to Plan Section 6.

Effective March 27, 2005, however, in the event of a mandatory distribution made on or after March 28, 2005, greater than $1,000, if the Participant does not elect, in accordance with Plan sections 6.2(d) and 6.2(e), to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover, or consent to receive the distribution directly, then the Plan Administrator may elect to leave the Participant’s Accrued Benefit in the Plan until the earlier of (i) the Participant’s Normal Retirement Date, in accordance with Plan section 6.6, or (ii) the time the Plan Administrator pays the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator

7.3          As of a Participant’s death or termination of employment, that portion of his Accrued Benefit in which he is not vested shall be forfeited, and any forfeitures resulting from the operation of this Section 7 shall be used to reduce the cost of the Plan by reducing future Plan Sponsor contributions.

7.4          (a)           For the purpose of determining a Participant’s Accrued Benefit only, the Plan shall disregard years of Credited Service (and Benefit Service) performed by the Participant with respect to which the Participant received a distribution of the present value of his vested Accrued Benefit attributable to his years of Credited Service and Benefit Service. For this purpose, a nonvested Participant shall be deemed to have received a distribution of zero dollars.

(b)           In the case of a cash out described in Plan Section 7.4(a) which is less than the lump sum present value of the Participant’s vested Accrued Benefit immediately prior to the distribution, the Accrued Benefit attributable to Credited Service (and Benefit Service) that is not required to be taken into account is the Accrued Benefit multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the lump sum present value of his total vested Accrued Benefit immediately prior to the distribution.

(c)           The Accrued Benefit of a Participant which is disregarded under Plan Section 7.4(a) shall be restored upon repayment to the Plan of the full amount of the distribution with interest on that amount compounded annually at the rate of 120% of the federal mid-term rate as in effect under Code Section 1274 at the beginning of each Plan Year from the date of distribution to the date of repayment, or upon reemployment if the Participant received a deemed distribution of zero dollars; provided that:

(1)           The distribution received under Plan Section 7.4(a) was less than the lump sum present value of the Member’s Accrued Benefit, and

(2)           The Participant resumes employment covered under the Plan and makes repayment within five years of the resumption of employment.

7.5          In the event that an amendment to the Plan directly or indirectly changes the vesting schedule of the Plan, the vested percentage for each Participant accumulated to the date when the amendment is adopted shall not be reduced as a result of such amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the vesting schedule in operation prior to the amendment with respect to benefits accrued both before and after the amendment.

SECTION 8

ADMINISTRATION OF THE PLAN

8.1          Trust Agreement. The Primary Sponsor shall enter into a Trust with the Trustee for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

8.2          Operation of the Plan Administrator. The Primary Sponsor shall appoint the Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

8.3	Fiduciary Responsibility.

(a)           The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries, other than the Trustee, designated in writing by the Plan Administrator and may designate in writing other persons (other than the Trustee) to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may remove any such person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

(b)           The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary’s responsibilities under the Plan. Charges for all services performed shall be directly paid by the Fund.

(c)           Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims, losses, costs, expenses (including, without limitation, attorney’s fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct or gross negligence of such person so acting.

8.4	Duties of the Plan Administrator.

(a)           The Plan Administrator shall advise the Trustee with respect to all payments made under the terms of the Plan and shall direct the Trustee in writing to make such payments; provided, however, in no event shall the Trustee be required to make payments if the Trustee has actual knowledge that the payments are contrary to the terms of this Plan or the Trust.

(b)           The Plan Administrator shall establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations to be made under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, Beneficiaries, and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

(c)           The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be responsible for maintaining all records of the Plan.

8.5          Investment Manager. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an investment manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of removal, the investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

8.6          Investment Committee. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Committee to direct the investment of the Plan. The Investment Committee shall consist of one or more persons and the Primary Sponsor shall have the right to remove any person constituting any part of the Investment Committee at any time by notice in writing to such person. A person constituting any part of the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor. Upon removal, resignation or death, the Primary Sponsor may appoint a successor to that person. Until a successor has been appointed, the remaining persons constituting the Investment Committee may continue to act as the Investment Committee.

8.7          Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body; provided, however, that by resolution or written direction, the board of directors or appropriate governing body may delegate to any officer or other appropriate person the authority to take any such actions as may be specified in such resolution or written direction.

8.8          Employees of Commonly Controlled Businesses. Except as provided in Section 3 of Appendix B to the Plan, all employees of all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code), all employees of all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), and all employees of all corporations, partnerships, or other organizations which are members of an affiliated service group (as defined in Section 414(m) of the Code) and all employees of any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Section 414(o) of the Code shall be treated as employed by a single employer.

8.9          Appeals Fiduciary. The Primary Sponsor shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 9.4. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, the Primary Sponsor shall appoint a successor.

SECTION 9

CLAIM REVIEW PROCEDURE

9.1          Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

9.2          Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a)	the specific reasons for the denial;

(b)           specific references to the pertinent provisions of the Plan on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)          an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

(e)           in the case of a claim for benefits due to a Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f)            in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

9.3          Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

(a)           request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);

(b)           request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c)           submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d)           a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.4	Application for Review.

(a)           If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 9.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

(b)          If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

(1)           consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(2)           identify the medical and vocational experts whose advice. was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate such individual.

9.5          Hearing. Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

9.6          Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

9.7          Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

9.8          Decision on Review. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a)	the specific reasons for the decision;

(b)           specific references to the pertinent provisions of the Plan on which the decision is based;

(c)           a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)           an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e)           in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f)            in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g)           in the case of a claim for benefits due to a Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

9.9          In the event that a Participant or Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a)	the specific reasons for the denial;

(b)           specific references to the pertinent provisions of the Plan on which the denial is based;

(c)           a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the Plan’s claim review procedure.

9.10        After receiving written notice of the denial of a claim, a claimant or his representative may request a full and fair review of the denial by written application to the Plan Administrator, review pertinent documents, submit issues and comments in writing to the Plan Administrator.

9.11        If the claimant wishes such a review of the decision denying his claim to benefits under the Plan, he must submit such written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

9.12        Upon receiving the written application for review, the Plan Administrator shall schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received the written application for review.

9.13        At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

9.14        All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

9.15        No later than sixty (60) days after receiving the written application for review, Plan Administrator shall submit its decision in writing to the claimant and to his representative, if any; provided, however, a decision on the written application for review may be extended, if special circumstances, such as the need to hold a hearing require an extension time, to a date no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons therefor and specific references to the pertinent Plan provisions on which it is based.

SECTION 10

LIMITATION OF ASSIGNMENT PAYMENTS TO LEGALLY

INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

10.1        No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge same shall be void. No benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment legal process for, or against, any person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a qualified domestic relations order (as defined in Section 414(p) of the Code), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures in accordance with applicable federal regulations to determine whether a domestic relations order is qualified, and, if so, the procedures for complying therewith.

10.2        If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the benefit under the Plan, then the payment of that benefit shall, in the discretion of the Plan Administrator, terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in the manner and proportion as the Plan Administrator shall determine.

10.3        Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

10.4        If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the person be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan Section 7.3, except that, in the event the person later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall contribute to the Plan an amount equal to be paid to him as soon as administratively feasible.

SECTION 11

PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions.

SECTION 12

LIMITATION OF RIGHTS

Neither the Plan, the Trust nor the fact of Plan participation shall give any Employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan and the Fund is sufficient therefor. The establishment of the Plan shall not be construed to give any Employee a right to continue in the employ of a Plan Sponsor or as interfering with the right of the Plan Sponsor to terminate the employment of any Employee at any time.

SECTION 13

AMENDMENT AND TERMINATION

13.1        The Primary Sponsor reserves the right at any time to amend or terminate the Plan or the Trust in whole or in part by notice thereof in writing delivered to the Trustee; provided, however, that the Primary Sponsor shall have no power to amend the Plan in such manner as would cause or permit any portion of the Fund to be used for purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of the Fund to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without the Trustee’s written consent. No amendments shall have the effect of retroactively depriving Participants or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have right to so amend or terminate the Plan or the Trust.

13.2        Each Plan Sponsor, other than the Primary Sponsor, shall have the right to terminate its participation in the Plan and Trust by the adoption of a resolution of its board of directors or other appropriate governing body and the giving of notice in writing to the Primary Sponsor and the Trustee, unless the termination would result in the disqualification of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor completely and permanently cease, the Plan and Trust shall be deemed terminated as to such Plan Sponsor, provided, however, that if contributions of a Plan Sponsor completely and permanently cease in connection with a bankruptcy proceeding where that Plan Sponsor is the bankrupt entity, such circumstances, in and of themselves, shall not cause any portion of the Plan and Trust to be deemed terminated. In the event of the termination of the Plan, the benefits payable to any ‘highly compensated employee,’ as defined in Code Section 414(q), is limited to an amount that is nondiscriminatory under Code Section 401(a)(4).

13.3        In the event that the Primary Sponsor shall desire to terminate the Plan, within meaning of Section 4041 of ERISA, the Plan Administrator shall notify the PBGC, each Participant, each Beneficiary, and each other affected party of the proposed termination of the Plan in accordance with the provisions of the Single-Employer Pension Plan Amendments Act of 1986 (“SEPPAA”) and regulations issued by the PBGC thereunder. Amounts paid from the Fund pursuant to a termination of the Plan and final distribution of the Fund shall be in accordance with Section 13.4 of the Plan, subject to SEPPAA and regulations issued by the PBGC thereunder.

13.4        In the event of the termination of the Plan in accordance with Section 4041 of ERISA, the assets of the Plan shall be distributed in accordance with Section 4044 of ERISA and any regulations issued thereunder. In order that the assets of the Plan may be properly allocated, the total benefits payable under the Plan shall be divided with respect to each affected Participant among the priority categories (a) through (g) set forth below. Each affected Participant’s benefit assigned to a particular priority category shall then be separated between basic benefits and non-basic benefits. The Plan Administrator shall then value each type of benefit in each priority category in accordance with the valuation factors prescribed by the PBGC, and shall then allocate the assets of the Plan sequentially to the following priority categories:

(a)          That portion, if any, of each Participant’s Accrued Benefit which is derived from his voluntary employee contributions.

(b)           That portion, if any, of each Participant’s Accrued Benefit which is derived from his mandatory employee contributions.

(c)           Those benefits, excluding any increases in such benefits resulting from Plan amendments during the preceding five (5) years, payable as an annuity under the terms of the Plan to all Participants and Beneficiaries:

(1)           to whom benefits have been in pay status for at least three (3) years prior to the date of the Plan’s termination, taking the lowest benefit in pay status during such three (3) year period, and

(2)           to whom benefits (other than those described in the foregoing priority (c)(1)) would have been in pay status as of the beginning of such three (3) year period had an eligible Participant actually retired on a retirement date prior to the beginning of such three (3) year period, as if such benefits had commenced as a Normal Fund Payment as of the beginning of such three (3) year period.

(d)           Those basic benefits, other than those benefits payable pursuant to the foregoing priority categories (b) and (c) to which Participants or their Beneficiaries are entitled, or would be, entitled if their employment were terminated on the date of the Plan’s termination, to the extent such benefits are guaranteed by the PBGC. For purposes of this Section, the term “basic benefits” means the type of benefits which are, or would be, guaranteed under Section 4022 of ERISA and the regulations issued thereunder, without regard to the limitations set forth in Section 4022(b) of ERISA.

(e)           All other benefits payable in which such Participant is vested as of the date of its termination; provided, however, that if the Plan assets are insufficient to satisfy in full the benefits provided pursuant to this priority category (e), the available assets shall be allocated in accordance with Section 13.6 of the Plan.

(f)           All other benefits provided for under the Plan.

(g)           If any assets remain as a result of actuarial error after complete allocation pursuant to this Section 13.4, such remaining assets shall be paid to the terminating Plan Sponsor.

13.5        In the event Plan assets shall be insufficient to provide in full the benefits of the entire class of individuals described within any priority category other than priority category (e), the available assets for such class shall be allocated among the Participants of that class and their Beneficiaries, pro rata among such individuals on the basis of the present value (as of the Participating Plan’s termination date) of their respective benefits as described in such Section 4044.

13.6        In the event that the assets available for allocation under Section 13.4(e) are insufficient to satisfy in full the benefits of Participants described within that Section, the available assets for such class shall be allocated on the basis of the benefits of Participants of that class and their Beneficiaries, based upon the Plan as in effect at the beginning of the five (5) year period ending on the date of termination; or, if additional assets remain available for allocation under such Section 13.4(e), the available assets shall be allocated on the basis of the Plan as amended by the most recent amendment to the Plan effective during such five (5) year period, under which the assets available for allocation are sufficient to satisfy in full the benefits of the class of individuals described in Section 13.4(e) and any assets thereafter remaining to be allocated under such Section 13.4(e) shall be allocated on the basis of the Plan as amended by the next succeeding amendment to the Plan effective during such five (5) year period.

13.7        The Plan Administrator may direct that any benefit payable in accordance with Section 13.4 shall be provided through the continuance of the existing Trust or through the purchase of annuity contracts from an insurance company, or by a combination thereof.

13.8        In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant in the Plan would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which such Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

13.9        Subject to the limitations on entitlements to benefits contained in this Section 13 and in Section 14 of the Plan, in the event of the termination or partial termination of the Plan, each affected Participant’s Accrued Benefit as of the date of such termination or partial termination, to the extent funded as of such date, shall be fully vested, notwithstanding the provisions of Section 7.3.

13.10	A Plan amendment--

(a)           which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

(b)	which eliminates an optional form of benefit,

shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement-type subsidy described in Subsection (a) of this Section, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

SECTION 14

PREVENTION OF DISCRIMINATION ON EARLY TERMINATION

14.1        Notwithstanding any provision of the Plan to the contrary (except as provided in Sections 14.2 through 14.5 below) the maximum amount of Plan Sponsor contributions which may be used to provide benefits to a Participant whose projected annual benefit exceeds $1,500 and who is among the twenty-five (25) highest paid Employees (including Employees who are not Participants at a Commencement Date but who may later become Participants) shall, in the event that the Plan is terminated within ten (10) years of a Commencement Date, or in the event benefits are provided for the Participant at any time and the full current costs of the Plan for the first ten (10) years following a Commencement Date have not been funded, be limited to the largest of the amounts stated in Section 14.2 of the Plan. For the purpose of this Section 14, “Commencement Date” shall mean the Effective Date of the Plan or the effective date of any amendment to the Plan which increases the benefits provided under the Plan.

14.2        The amount of Plan Sponsor contributions which may be used to provide benefits when Section 14.1 applies shall be the largest of the following amounts:

(a)           The Plan Sponsor’s contributions (or funds attributable thereto) which would have been applied to provide the annual benefit if the Plan as in effect on the day preceding the Commencement Date had been continued without change;

(b)	$20,000;

(c)           An amount computed by multiplying (1) 20% of the first $50,000 of the Participant’s average annual compensation during his last five (5) years of service, by (2), the number of years since the Commencement Date and the date of the termination of Plan or between the Commencement Date and the date benefits become payable if that date precedes termination of the Plan or between the Commencement Date and the date of the failure to meet the full current costs of the Plan, as appropriate. For purposes of determining the contributions which may be used for the benefit of a Participant when this Subsection (c) applies, the number of years taken into account may be recomputed for each year if the full current costs of this Plan are met for that year;

(d)           If the Participant is a substantial owner, as defined in Section 4022(b)(5) of ERISA, an amount which equals the present value of the benefit guaranteed to the Participant under Section 4022 of ERISA or, if the Plan has not yet terminated, an amount which equals the present value of the benefit which would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the PBGC; or

(e)           If the Participant is not a substantial owner, as defined in Section 4022(b)(5) of ERISA, an amount which equals the present value of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the date the Plan terminates or the date benefits commence, whichever is earlier) without regard to any other limitations in Section 4022 of ERISA.

14.3        The limitation of Section 14.1 shall not be deemed to restrict the payment of full pension or disability benefits provided by this Plan for any Participant while the Plan remains in effect and while its full current costs have been met, provided that the full current costs continue to be met for the first ten (10) years following the Commencement Date or while the Plan remains in effect and while its full current costs have not been met, provided that the aggregate of benefits payable hereunder, in excess of these restrictions, does not exceed the aggregate of

Plan Sponsor contributions to the Plan. Notwithstanding the foregoing, no benefits shall be paid in accordance with this Section 14.3 in the form of a lump sum distribution.

14.4        If the benefits of any Participant shall have been suspended or limited in accordance with the limitations of Section 14.1 because the full current costs of the Plan shall not then have been met, and if the full current costs shall thereafter be met, then the full amount of the benefits payable to the Participant shall be resumed and the parts of the benefits which have been suspended shall then be paid in full.

14.5        Notwithstanding anything in Section 14.1 above, if on the termination of the Plan within the first ten (10) years after a Commencement Date, the funds under the Plan are more than sufficient to provide benefits for Participants and Beneficiaries as provided in Section 14.4, including full benefits for all Participants other than for the twenty-five (25) highest paid Employees as are still in the service of a Plan Sponsor and also including benefits for such twenty-five (25) highest paid Employees as limited by Section 14.1 above, all as if they had reached their Normal Retirement Dates on the date of termination, then any excess of the funds over those liabilities of the Plan shall be used to provide benefits for the twenty-five (25) highest paid Employees in excess of the limitations of Section 14.1 up to the benefits to which those Employees would be entitled under Section 13.4 without those limitations.

14.6        (a)          If the Plan is terminated at any time later than the first ten (10) years after a Commencement Date, and at the time of the termination, the full current costs for the first ten (10) years have not been met, the benefits which any Participant described in Section 14.1 may receive from the contributions of a Plan Sponsor will not exceed the benefits set forth in Section 14.1 above.

(b)           If the Plan is amended by the Primary Sponsor so as to increase substantially the extent of possible discrimination as to contributions and as to benefits payable in the event the Plan is terminated, the limitations on benefits as provided for in Section 14.1 shall apply from the date of the amendment. However, the provisions of Section 14.1 shall take into account Plan Sponsor contributions prior to the date of the amendment and expected to be made subsequent to the date of the amendment based on the Participant’s compensation on the date of the amendment.

(c)           If the Plan is terminated and if a Participant described in Section 14.1 shall leave the employ of a Plan Sponsor when the full current costs have been met, the benefits which he may receive from Plan Sponsor contributions shall not at any time within ten (10) years after the Effective Date exceed the benefits set forth in Section 14.1 above.

14.7        As used in this Section 14, the terms benefits and full current costs shall have the meaning given them by Internal Revenue Service Reg. §1.401-4(c)(2)(vi).

14.8        (a)          The conditions of this Section 14 shall not restrict the full payment of any insurance, death or survivor’s benefit on behalf of a Participant who dies while the Plan is in effect and its full current costs have been met.

(b)          The conditions of this Section 14 shall not restrict the current payment of full pension benefits called for by the Plan for any retired or terminated Participant while the Plan is in effect and its full current costs have been met.

14.9        The provisions of this Section 14 shall become null and void effective January 1, 1991.

SECTION 15

ADOPTION OF PLAN BY AFFILIATES

Any trade or business related to the Primary Sponsor by function or operation and any Affiliate, if the trade or business or Affiliate is authorized to do so by a written direction adopted by the Primary Sponsor, may adopt the Plan and Trust by action of the trade of business or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions indicating the adoption and by the execution of the Trust by the adopting trade or business or Affiliate. The resolution shall state the Effective Date for the purpose of the adopting trade or business Affiliate and, for the purpose of Code Section 415, the limitation year as to the adopting trade business or Affiliate. However, if the Plan and Trust as adopted by a trade or business or Affiliate under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust, any contributions by the adopting trade or business or Affiliate after payment of all expenses will be returned to the adopting trade or business or Affiliate free of any trust, and the Plan and Trust shall terminate as to the adopting trade or business or Affiliate.

SECTION 16

QUALIFICATION AND RETURN OF CONTRIBUTIONS

16.1        If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan, within one (1) year after the date of denial of qualification, the contribution by a Plan Sponsor after payment of all expenses will be returned to the Plan Sponsor of the Plan and the Trust, and the Plan and Trust shall thereupon terminate.

16.2        All contributions to the Plan are conditioned upon deductibility under Code Section 404. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by a mistake-in-fact, or conditioned upon initial qualification or upon the deductibility of the contribution under Section 404 of the Code shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, the denial of the qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to such excess. Any net income attributable to such excess shall not be returned to the Plan Sponsor. In the event of a contribution which was conditioned upon initial qualification of the Plan, the amount to be returned to the Plan sponsor shall be all of the assets of the Fund.

SECTION 17

INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C and D to the Plan attached hereto are hereby incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary herein.

IN WITNESS WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:	/s/ Samuel E. Beall, III

Title:	Chairman and Chief Executive Officer

ATTEST:

By: /s/ Scarlett May

Title: Secretary

[CORPORATE SEAL]

APPENDIX A

LIMITATION ON BENEFITS

SECTION 1

(a)           Notwithstanding any other provision of the Plan, in no event shall the annual pension benefit of a Participant under the Plan attributable to Plan Sponsor contributions exceed the lesser of (1) $160,000, subject to adjustment in accordance with regulations issued by the Secretary of Treasury or other applicable provision of law, provided that any adjustment shall be effective as of January 1 of each calendar year and shall be applicable with respect to the limitation year ending with or within each calendar year, or (2) 100% of the Participant’s Average Annual Compensation for the three consecutive calendar years during which (A) he was a Participant and (B) his aggregate Annual Compensation from a Plan Sponsor was the highest.

(b)           In the case of a Participant who has less than ten (10) years of participation in the Plan, the limitation under Subsection (a)(1) of this Section shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years (or part-thereof) of participation in the Plan and the denominator of which is ten (10). In the case of a Participant who has less than ten (10) years of Credited Service with a Plan Sponsor, the limitation under Subsection (a)(2) of this Section shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years, (or part thereof) of Credited Service with a Plan Sponsor and the denominator of which is ten (10). Notwithstanding the above, in no event shall the limitations contained in this Subsection reduce the limitations referred to in Subsection (a) of this Section to an amount less than one-tenth (1/10) of the applicable limitation provided in Subsection (a) (as determined without regard to this Subsection). To the extent provided in regulations promulgated by the Secretary of the Treasury, this Subsection shall be applied separately with respect to each change in the benefit structure of the Plan.

SECTION 2

If retirement payments to a Participant commence after the Participant attains age 62 but before the Participant attains Social Security Retirement Age, the limitation under Section 1(a)(1) of this Appendix A shall be adjusted as follows: (a) if the Participant’s Social Security Retirement Age is 65, the limitation under Section 1(a)(1) of this Appendix A shall be reduced by 5/9 of 1% for each month by which retirement payments commence before the month in which the Participant attains age 65; or (b) if the Participant’s Social Security Retirement Age is greater than 65, the limitation under Section l(a)(1) of this Appendix A shall be reduced by 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each of the additional months (up to 24) by which retirement payments commence before the Participant attains his Social Security Retirement Age. If retirement payments to a Participant commence before the Participant attains age 62, the limitation under Section 1(a)(1) of this Appendix A shall be reduced so that it is the Actuarial Equivalent of the adjusted $160,000 limit at age 62.

SECTION 3

If retirement payments to a Participant commence after the Participant attains age 65, the limitation under Section 1(a)(1) shall be adjusted so that it is the actuarial equivalent of a benefit of $160,000 beginning at age 65 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), provided, that the adjustment to the $160,000 limit shall be determined using (a) the rates and mortality table set forth in Section 1.2, or (b) five percent (5%) and the mortality table in effect as of the determination date, as prescribed by the Secretary of Treasury pursuant to Code Section 415(b)(2)(E)(v) and as provided in Revenue Ruling 2001-62 and any successor guidance thereto, whichever results in the smallest adjusted limit.

SECTION 4

[RESERVED]

SECTION 5

For purposes of determining whether the limitations set forth in this Appendix A have been satisfied for Plan Years beginning after December 31, 1986, the following transitional rules as established by Section 1106(i) of the Tax Reform Act of 1986 shall be applied:

(a)           If the Accrued Benefit of a Participant determined as of December 31, 1986 exceeds the limitations as set forth in this Appendix A, then for purposes of satisfying the limitations as set forth in this Appendix A, the limitation of Section 1(a)(1) of this Appendix A with respect to the Participant shall be equal to his Accrued Benefit as of December 31, 1986; and

(b)           Pursuant to regulations prescribed by the Secretary of the Treasury, for the last limitation year beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction, which number shall not exceed the numerator, so that the sum of the defined benefit plan fraction and the defined contribution plan fraction does not exceed 1.0 for such limitation year.

SECTION 6

For purposes of this Appendix A, the term “limitation year” shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve-month period in accordance with regulations issued by the Secretary of the Treasury.

SECTION 7

For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan.

SECTION 8

In the event that the limitations set forth in this Appendix A are exceeded with respect to a Participant for a particular limitation year, a Plan Sponsor shall take appropriate steps to comply with the limitations. If a Participant is a participant in one or more defined contribution plans sponsored by a Plan Sponsor, his benefit under this Plan shall be reduced, if the defined contribution plans do not provide for a sufficient automatic reduction of the Participant’s annual additions in that case, so that the aggregate of all benefits does not exceed the permissible limits set forth in Code Section 415.

SECTION 9

For purposes of applying the limitations set forth in this Appendix A, the term “Plan Sponsor” shall be deemed to mean a Plan Sponsor and any other corporations which are members of the same controlled group of corporations (as described in Code Section 414(b), as modified by Code Section 415(h)) with a Plan Sponsor, any other trades or businesses under common control (as described in Code Section 414(c), as modified by Code Section 415(h)) with a Plan Sponsor, any other corporations, partnerships or other organizations which are members of an affiliated service group (within the meaning of Code Section 414(m)) with the Plan Sponsor and any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). For purposes of applying the limitations set forth in this Appendix A, where a defined benefit plan provides for employee contributions, the annual benefit attributable to those contributions is not taken into account, but those contributions are considered a separate defined contribution plan maintained by the Plan Sponsor which is subject to the limitations set forth in this Appendix A.

APPENDIX B

TOP HEAVY PROVISIONS

SECTION 1

As used in this Appendix B, the following words shall have the following meanings:

(a)           “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b)           “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1)           an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $130,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury for Plan Years beginning after December 31, 2002), where the term ‘officer’ means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer. If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);

(2)           an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3)           an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Subsections (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership in such Plan Sponsor or Affiliate shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318(a)(2) as modified by clause (i) hereof.

Employees other than Key Employees are sometimes referred to in this Appendix B as ‘non-key employees.

(c)	“Required Aggregation Group” means:

(1)           each plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

(2)           each other plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

(d)	“Top-Heavy” means:

(A)          if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)             the present value of the cumulative Accrued Benefits under the Plan for all Key Employees exceeds 60 percent of the present value of the cumulative Accrued Benefits under the Plan for all Participants; and

(ii)            the Plan when included in every potential combination, if any, with any or all of:

(I)	any Required Aggregation Group, and

(II)        any plan of a Plan Sponsor which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a),

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B)          if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i)             the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(ii)            the Required Aggregation Group when included in every potential combination, if any, with any or all of the plans of a Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a)

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

(C)          For purposes of Subparagraphs (A)(i) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Code Sections 401(a)(4) and 410.

(2)	A group shall be deemed to be a Top-Heavy Group if:

(A)          the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

(B)          60 percent of a similar sum determined for all participants in such plans.

(3)           (A)         For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

(i)             as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

(ii)            as to any simplified employee pension, the aggregate employer contributions, and

(iii)           an adjustment for contributions due as of the Determination Date or last day of a plan year.

In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first Plan Year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) of this Subparagraph (A) and the aggregate contributions in Clause (i) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section

412(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

(B)          For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

(C)          For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the 1-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made with respect to a Participant made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting a 5-year period for the 1-year period.

(D)          For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

(E)         For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

(F)           For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the plan during the 1-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.

(G)          (i)            In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

(ii)            in the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(a)(5) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

SECTION 1

Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant’s interest in his Accrued Benefit shall not vest at any rate which is slower than the following schedule, effective as of the Anniversary Date in that Plan Year:

Full Years of Vesting Service	Percentage Vested
One year or less	0%
Two years	20%
Three years	40%

Four years	60%
Five years	100%
Six years or more	100%

The schedule set forth above in this Section of Appendix B of the Plan shall be inapplicable to a Participant who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the schedule set forth above in this Section of Appendix B to the Plan shall cease to be applicable; provided however, that the provisions of Section 7.5 of the Plan shall apply.

SECTION 2

(a)           Notwithstanding anything contained in the Plan to the contrary, and except as otherwise provided in Subsection (b) of this Section, the Accrued Benefit derived from Plan Sponsor contributions of each Participant who is not a Key Employee, when expressed as an annual retirement benefit (as defined below), shall not be less than the applicable percentage (as defined in Subsection (b) of this Section) of the Participant’s average compensation (as defined in Subsection (d) of this Section below).

(b)           For purposes of Subsection (a) of this Section, the term “applicable percentage” means the lesser of:

(1)           2 percent multiplied by the number of years of service (as defined in (c) below) with a Plan Sponsor, or

(2)	20 percent.
(c)	For purposes of this Section:

(1)           Except as provided in Paragraph (2) of this Subsection (c), years of service shall be determined under the rules of Paragraphs (4), (5), and (6) of Code Section 411(a).

(2)           A year of service with a Plan Sponsor shall not be taken into account if:

(A)          the Plan was not Top-Heavy, for any Plan Year ending during that year of service, or

(B)          that year of service was completed in a Plan Year beginning before January 1, 1984.

(d)           (1)          For purposes of Subsection (a) of this Section, “average compensation” means the average of a Participant’s compensation (as defined in Paragraph (3) of this Subsection) for each Plan Year in the Participant’s testing period (as defined in Paragraph (2) of this Subsection).

(2)          (A)         A Participant’s testing period shall be the period of consecutive Plan Years (not exceeding 5) during which the Participant had the greatest aggregate compensation from a Plan Sponsor.

(B)          The Plan Years taken into account under Subparagraph (A) of this Paragraph (2) shall not include years for which the Participant did not earn a year of service under the rules of paragraphs (4), (5) and (6) of Code Section 411(a).

(C)          A Plan Year shall not be taken into account under Subparagraph (A) of this Paragraph (2) if:

(i)	that Plan Year ends before January 1, 1984, or

(ii)            that Plan Year begins after the close of the last Plan Year in which the Plan was Top-Heavy.

(3)           For purposes of this Subsection (d), “compensation” means a Participant’s Annual Compensation calculated on the basis of a Plan Year.

(e)           (1)          For purposes of Subsection (a) of this Section, the term “annual retirement benefit” means a benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at Normal Retirement age.

(2)           If the Participant’s benefit under this Plan begins at a date other than his Normal Retirement age, the Participant shall receive a benefit which is no less than the Actuarial Equivalent of the annual retirement benefit provided under this Section.

(f)            The minimum Accrued Benefit described under this Section shall be provided to any Employee who is otherwise eligible for participation in the Plan, even if:

(1)           The Employee fails to make mandatory employee contributions required as a condition of participation in the Plan, or

(2)	The Employee’s compensation is less than a stated amount, or

(3)           The Employee is not employed by a Plan Sponsor or Affiliate on a given date.

SECTION 3

In any limitation year (as defined in Section 6 of Appendix A to the Plan) which contains any portion of a Plan Year in which the Plan is Top-Heavy, the number “1” shall be substituted for the number “1.25” in Section 5 of Appendix A to the Plan.

APPENDIX C

ACTUARIAL EQUIVALENT FACTORS

Joint and Survivor and Contingent Annuitant Factors shall be as determined by the following formulas for Employees retiring at age 65.

100% Continuation:	75% plus 1% for each year the contingent annuitant is older than the Employee or, minus 1% for each year the contingent annuitant is younger than the Employee.
75% Continuation:	80% plus 3/4% for each year the contingent annuitant is older than the Employee or minus 3/4% for each year the contingent annuitant is younger than the Employee.
50% Continuation:	86% plus 1/2% for each year the contingent annuitant is older than the Employee or minus 1/2% for each year the contingent annuitant is younger than the Employee.

The initial factor should be increased by .6% for each full year the Employee is under age 65 and decreased by .6% for each full year the Employee is over age 65. Age shall be determined as the age on the individual’s nearest birthday.

Table Illustrating the Factors at Various Ages

Participant’s Age	Contingent Annuitant’s Age	100% Continuance	75% Continuance	50% Continuance

65	70.800		.838	.885
65	65.750		.800	.860
65	60.700		.763	.835
65	55.650		.725	.810
62	64.788		.833	.888
62	60.748		.803	.868
60	62.800		.845	.900
55	53.790		.845	.910

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Guaranteed Period Option Factors

Age	120 Months	240 Months

65.910		.740
64.917		.756
63.924		.772
62.931		.788
61.938		.804
60.945		.820
59.952		.836
58.959		.852
57.966		.868
56.973		.884
55.980		.900

Early Retirement and Terminated Employee Reduction Factors

(Plan Sections 5.1 and 7.2)

Age	Factor

64.930
63.860
62.790
61.720
60.650
59.620
58.590
57.560
56.530
55.500

C-2

Lump Sum Factors

(Plan Section 1.2(b))

Factors used to value lump sum benefits shall be calculated using the 1971 Group Annuity Table for males.

A.	Factors for converting a life annuity commencing at age 65 to a lump sum.
Age	Factor

30.449
31.485
32.524
33.567
34.613
35.662
36.716
37.775
38.838
39.906
40.980
41	1.060
42	1.147
43	1.241
44	1.343
45	1.454
46	1.575
47	1.707
48	1.851
49	2.007
50	2.178
51	2.365
52	2.569
53	2.793
54	3.038
55	3.307

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B.	Factors for converting a life annuity at the age shown to a lump sum.
Age	Factor

55	9.9893
56	9.8328
57	9.6699
58	9.5001
59	9.3233
60	9.1403
61	8.9517
62	8.7575
63	8.5578
64	8.3526
65	8.1424
66	7.9288
67	7.7130
68	7.4960
69	7.2782
70	7.0610

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Social Security Adjustment Option Factors

Participant’s Age at Social Security Commencement
	65		64		63	62
Years From Benefit Commencement to Social Security Commencement 1 2 3 4 5 6 7 8 9 10	(a) Adjustment Factor 0.886 0.787 0.701 0.626 0.560 0.502 0.451 0.406 0.366 0.331	(b) Alternate Adjustment Factor 8.764 4.695 3.344 2.673 2.273 2.009 1.823 1.684 1.578 1.495	(a) Adjustment Factor 0.888 0.791 0.706 0.632 0.567 0.509 0.459 0.414 0.374	(b) Alternate Adjustment Factor 8.957 4.790 3.406 2.719 2.309 2.039 1.847 1.705 1.597	(a) Adjustment Factor 0.891 0.795 0.712 0.638 0.573 0.516 0.466 0.421	(b) Alternate Adjustment Factor 9.146 4.883 3.468 2.764 2.345 2.067 1.871 1.726	(a) Adjustment Factor 0.893 0.799 0.717 0.644 0.580 0.523 0.472	(b) Alternate Adjustment Factor 9.332 4.975 3.528 2.808 2.379 2.095 1.895

These factors are multiplied by the estimated Social Security benefit payable at the stated age and the result, plus the early retirement benefit payable under the Plan, is the benefit payable until the selected age is attained.

The “Alternate Adjustment Factor” will be used if, under this form of benefit, the Participant’s entire Accrued Benefit will be distributed on or before the date that the Participant’s Social Security benefit is projected to commence.

These factors shall apply to Participants who retire on or after November 1, 2004. The table in effect prior to the adoption of the SEVENTH AMENDMENT to the Plan shall apply to Participants who retired before such date.

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APPENDIX D

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1

GENERAL RULES

(a)           Effective Date and Precedence. The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The provisions of this Appendix D will take precedence over any inconsistent provisions of the Plan.

(b)           Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix D will be determined and made in accordance with the Treasury Regulations promulgated under Code Section 401(a)(9).

(c)           TEFRA Section 242(b)(2) Elections. Notwithstanding the provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2

TIME AND MANNER OF DISTRIBUTION

(a)           Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than this Section 2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2(b) and Section 5 of Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix D applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c)           Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix D. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury Regulations promulgated thereunder. Any part of the Participant’s interest which is in the form of an individual account as described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 40l(a)(9) and Treasury Regulations promulgated thereunder that apply to individual accounts.

SECTION 3

DETERMINATION OF AMOUNT

TO BE DISTRIBUTED EACH YEAR

(a)           General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1)           the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2)           the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5 of this Appendix D;

(3)           once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(4)          payments will either be nonincreasing or increase only as follows:

(A)          by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)          to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 4 of this Appendix D dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(C)          to provide cash refunds of employee contributions upon the Participant’s death; or

(D)          to pay increased benefits that result from a Plan amendment.

(b)           Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2(b)(1) or (2) of this Appendix D) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received (e.g., bimonthly, monthly, semi-annually, or annually). All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(c)           Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

SECTION 4

REQUIREMENTS FOR ANNUITY DISTRIBUTIONS

THAT COMMENCE DURING PARTICIPANT’S LIFETIME

(a)           Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Treasury Regulation Section 1.40 l(a)(9)-6T. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(b)           Period Certain Annuities. Unless the Participant’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401 (a)(9)-9 for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4(b), or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in Treasury Regulation Section 1 .401(a)(9)-9, using the attained ages of the Participant and the Participant’s spouse as of the birthday of the Participant and the Participant’s spouse in the calendar year that contains the annuity starting date.

SECTION 5

REQUIREMENTS FOR MINIMUM DISTRIBUTIONS WHERE

PARTICIPANT DIES BEFORE DATE DISTRIBUTIONS BEGIN

(a)           Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2(b)(1) or (2) of this Appendix D, over the life of the Designated Beneficiary or over a period certain not exceeding:

(1)           unless the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2)           if the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

(b)           No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)           Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2(b)(1) of this Appendix D.

SECTION 6

DEFINITIONS

As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

(a)           Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.8 of the Plan and is the Designated Beneficiary under Code Section 40l(a)(9) and Treasury Regulation Section 1.401(a)(9)-1, Q&A-4.

(b)           Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 2(b) of this Appendix D.

(c)           Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(d)	Required Beginning Date. The date specified in Section 6.6(c) of the Plan.

59483.000015 RICHMOND 1310874v3

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